Exhibit 99.1

Modine Manufacturing Company Segment operating results Recast for segment realignment (unaudited) (In millions)

	Three months ended				Twelve months ended	Three months ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	March 31, 2021	June 30, 2021
Net sales:
BHVAC	$54.1	$68.5	$73.7	$66.9	$263.2	$66.6
CIS	116.5	128.2	124.9	142.8	512.4	154.1
HDE	123.5	165.6	185.6	207.4	682.1	201.8
Automotive	62.1	109.9	113.9	112.4	398.3	86.2
Segment total	356.2	472.2	498.1	529.5	1,856.0	508.7
Corporate and eliminations	(8.4)	(10.8)	(13.8)	(14.6)	(47.6)	(14.1)
Net sales	$347.8	$461.4	$484.3	$514.9	$1,808.4	$494.6

	Three months ended								Twelve months ended		Three months ended
	June 30, 2020		September 30, 2020		December 31, 2020		March 31, 2021		March 31, 2021		June 30, 2021
Gross profit:	$'s	% of sales	$'s	% of sales	$'s	% of sales	$'s	% of sales	$'s	% of sales	$'s	% of sales
BHVAC	$15.8	29.1%	$23.3	34.1%	$25.4	34.5%	$20.8	31.0%	$85.3	32.4%	$16.2	24.4%
CIS	14.2	12.2%	17.7	13.8%	12.9	10.3%	19.4	13.6%	64.2	12.5%	20.8	13.5%
HDE	11.3	9.2%	23.6	14.2%	26.0	14.0%	27.5	13.2%	88.4	13.0%	22.6	11.2%
Automotive	4.8	7.7%	16.6	15.2%	18.4	16.1%	16.2	14.4%	56.0	14.1%	13.2	15.3%
Segment total	46.1	12.9%	81.2	17.2%	82.7	16.6%	83.9	15.8%	293.9	15.8%	72.8	14.3%
Corporate and eliminations	-	-	(0.4)	-	-	-	(0.1)	-	(0.5)	-	0.4	-
Gross profit	$46.1	13.3%	$80.8	17.5%	$82.7	17.1%	$83.8	16.3%	$293.4	16.2%	$73.2	14.8%

	Three months ended				Twelve months ended	Three months ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	March 31, 2021	June 30, 2021
Operating income:
BHVAC	$7.2	$13.5	$14.9	$9.6	$45.2	$5.7
CIS	(0.1)	5.2	(0.7)	5.8	10.2	7.5
HDE	(2.5)	13.3	12.8	13.2	36.8	8.9
Automotive	(3.8)	8.0	(124.9)	(30.2)	(150.9)	4.2
Segment total	0.8	40.0	(97.9)	(1.6)	(58.7)	26.3
Corporate and eliminations	(4.0)	(11.5)	(10.8)	(12.7)	(39.0)	(17.6)
Operating (loss) income	$(3.2)	$28.5	$(108.7)	$(14.3)	$(97.7)	$8.7

Exhibit 99.1

Modine Manufacturing Company Segment adjusted financial results Recast for segment realignment (unaudited) (In millions)

	Three months ended June 30, 2020
	BHVAC	CIS	HDE	Automotive	Corporate and eliminations	Total
Operating income (loss)	$7.2	$(0.1)	$(2.5)	$(3.8)	$(4.0)	$(3.2)
Depreciation and amortization expense	1.4	5.6	6.1	5.0	0.5	18.6
Restructuring expenses (a)	-	2.4	1.9	0.2	0.1	4.6
Automotive separation and exit strategy costs (b)	-	-	-	-	0.5	0.5
Adjusted EBITDA	$8.6	$7.9	$5.5	$1.4	$(2.9)	$20.5

	Three months ended September 30, 2020
	BHVAC	CIS	HDE	Automotive	Corporate and eliminations	Total
Operating income (loss)	$13.5	$5.2	$13.3	$8.0	$(11.5)	$28.5
Depreciation and amortization expense	1.4	5.8	6.5	5.2	0.4	19.3
Restructuring expenses (a)	-	1.5	-	-	-	1.5
Automotive separation and exit strategy costs (b)	-	-	-	-	0.6	0.6
Strategic reorganization costs (c)	-	-	-	-	5.5	5.5
Adjusted EBITDA	$14.9	$12.5	$19.8	$13.2	$(5.0)	$55.4

	Three months ended December 31, 2020
	BHVAC	CIS	HDE	Automotive	Corporate and eliminations	Total
Operating income (loss)	$14.9	$(0.7)	$12.8	$(124.9)	$(10.8)	$(108.7)
Depreciation and amortization expense	1.4	5.6	6.5	2.4	0.4	16.3
Restructuring expenses (a)	-	0.5	-	0.4	-	0.9
Impairment charges (d)	-	-	-	134.4	-	134.4
Automotive separation and exit strategy costs (b)	-	-	-	-	3.0	3.0
Strategic reorganization costs (c)	-	-	-	-	0.4	0.4
Environmental charges (e)	-	-	0.4	-	-	0.4
Adjusted EBITDA	$16.3	$5.4	$19.7	$12.3	$(7.0)	$46.7

	Three months ended March 31, 2021
	BHVAC	CIS	HDE	Automotive	Corporate and eliminations	Total
Operating income (loss)	$9.6	$5.8	$13.2	$(30.2)	$(12.7)	$(14.3)
Depreciation and amortization expense	1.4	5.6	6.5	0.5	0.4	14.4
Restructuring expenses (a)	-	0.8	1.1	3.2	1.3	6.4
Impairment charges (d)	-	-	-	32.4	-	32.4
Automotive separation and exit strategy costs (b)	-	-	-	-	2.5	2.5
Strategic reorganization costs (c)	-	-	-	-	0.8	0.8
Adjusted EBITDA	$11.0	$12.2	$20.8	$5.9	$(7.7)	$42.2

See the next page for information on restructuring expenses and other adjustments.

Exhibit 99.1

Modine Manufacturing Company Segment adjusted financial results (continued) Recast for segment realignment (unaudited) (In millions)

	Twelve months ended March 31, 2021
	BHVAC	CIS	HDE	Automotive	Corporate and eliminations	Total
Operating income (loss)	$45.2	$10.2	$36.8	$(150.9)	$(39.0)	$(97.7)
Depreciation and amortization expense	5.5	22.6	25.5	13.2	1.8	68.6
Restructuring expenses (a)	-	5.2	3.0	3.8	1.4	13.4
Impairment charges (d)	-	-	-	166.8	-	166.8
Automotive separation and exit strategy costs (b)	-	-	-	-	6.6	6.6
Strategic reorganization costs (c)	-	-	-	-	6.7	6.7
Environmental charges (e)	-	-	0.4	-	-	0.4
Adjusted EBITDA	$50.7	$38.0	$65.7	$32.9	$(22.5)	$164.8

	Three months ended June 30, 2021
	BHVAC	CIS	HDE	Automotive	Corporate and eliminations	Total
Operating income (loss)	$5.7	$7.5	$8.9	$4.2	$(17.6)	$8.7
Depreciation and amortization expense	1.5	5.3	6.3	0.1	0.3	13.5
Restructuring expenses (a)	-	-	0.2	0.1	-	0.3
Impairment charges (reversals) – net (d)	-	0.3	-	(2.1)	-	(1.8)
Loss on sale of assets (f)	-	-	-	-	6.6	6.6
Automotive separation and exit strategy costs (b)	-	-	-	-	1.9	1.9
Strategic reorganization costs (c)	-	-	-	-	0.6	0.6
Environmental charges (e)	-	-	-	-	3.5	3.5
Adjusted EBITDA	$7.2	$13.1	$15.4	$2.3	$(4.7)	$33.3

(a)	Restructuring expenses primarily consist of employee severance expenses related to targeted headcount reductions and plant consolidation activities.

(b)
Automotive separation and exit strategy costs consist of costs directly associated with the Company's review of strategic alternatives for the liquid- and air-cooled automotive businesses, including costs to separate and prepare the underlying businesses for sale.  These costs were primarily recorded as SG&A expenses and primarily related to accounting, legal, and IT professional services.

(c)
Strategic reorganization costs, recorded as SG&A expenses, primarily relate to costs associated with the Company's transition to a new CEO during fiscal 2021, recruiting of new senior management positions, and implementing the Company's 80/20 strategy.

(d)
The non-cash impairment charges recorded in fiscal 2021 primarily relate to property, plant and equipment assets within the held for sale liquid- and air-cooled automotive businesses.  The net impairment reversal in the first quarter of fiscal 2022 primarily relates to the liquid-cooled automotive business.  As a result of a modified transaction perimeter, certain manufacturing operations will no longer convey as part of the pending sale. Accordingly, the Company evaluated the long-lived assets of these businesses and reversed $7.4 million of previously-recorded impairment charges to adjust the asset groups to estimated fair value.  This impairment reversal was partially offset by $5.6 million of impairment charges recorded during the first quarter of fiscal 2022 related to other assets held for sale.

(e)	Environmental charges, including related legal costs, are recorded as SG&A expenses and relate to a previously-owned U.S. manufacturing facility.

(f)	The Company's sale of its air-cooled automotive business closed on April 30, 2021. As a result of the sale, the Company recorded a $6.6 million loss on sale during the first quarter of fiscal 2022.